Exhibit 3.2
FILED # C-14403-95
       -----------

   MAY 15 2000
   By the office of
     /s/ Dean Keller
   Dean Keller Secretary of State

              CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION
                                       OF
                      Professional Mining Consultants, Inc.
                               (the "Corporation")

I, Bobby Combs, certify that:

     1. The original articles were filed with the Office of the Secretary of State on August 28, 1995.

     2. As of the date of this certificate, 9,780,000 shares of stock of the corporation have been issued.

     3. Pursuant to a shareholders meeting at which 9,780,000 votes, representing 100% of the outstanding voting shares, approved the action taken by the Board of Directors the following amendment, the company hereby adopts the following amendment to the Articles of Incorporation of this Corporation:

               First: Name of Corporation.

               The name of the corporation is AudioMonster Online, Inc. (The "Corporation")


                                         /s/ Bobby Combs
                                       ------------------------------------
                                       Bobby Combs, President


                                        /s/ Douglas Ansell
                                       ------------------------------------
                                       Douglas Ansell, Secretary

                                                               RECEIVED
State of Nevada    )
                   )                                          MAY 15 1999
County of Clark    )                                        Secretary of State

On May 12, 2000, personally appeared before me, a Notary public, Bobby Combs and Douglas Ansell, who acknowledged that they executed the above instrument.

                                          /s/ Sandy Maini
                                        -----------------------------------
[Notary Seal]                           A Notary Public in and for
                                        said County and State